EXHIBIT 99.1

PRESS RELEASE

For further information, contact:	Ken Sill - Chief Financial Officer
(832) 562-3732

Jennifer Semien - Corporate Controller
(832) 562-3736

U.S. Well Services, LLC Announces Fourth Quarter and Full Year 2013 Financial Results and Conference Call Information

Houston, TX, March 14, 2014 - U.S. Well Services, LLC (“USWS” or the “Company”) announced today its financial and operating results for the quarter and the year ended December 31, 2013.

Revenues for the fourth quarter of 2013 increased 6.7% to $51.2 million compared to $48.0 million for the third quarter of 2013, and increased 138.1% compared to $21.5 million in the fourth quarter of 2012.

The Company reported net income of  $1.0 million in the fourth quarter of 2013, compared to a net income of $4.2 million in the third quarter of 2013, and a net loss of $1.8 million in the fourth quarter of 2012.

Earnings (net income) before interest, depreciation and amortization, unit-based compensation and litigation settlement and related legal expenses (“Adjusted EBITDA”), a non-GAAP financial measure, for the fourth quarter of 2013 was $14.4 million, or 28.1% of revenues.  This compares to Adjusted EBITDA for the third quarter of 2013 of $12.2 million, or 25.4% of revenues, and Adjusted EBITDA of $5.1 million, or 23.7% of revenues for the fourth quarter of 2012. Please refer to Table 1 below for the reconciliation of GAAP and non-GAAP financial measures.

For the year ended December 31, 2013, the Company had revenues of $174.3 million, up 234.5% from $52.1 million for the period from February 21, 2012 (inception) to December 31, 2012. The Company reported net income of $6.0 million for the year ended December 31, 2013, compared to net loss of $17.9 million for the period from February 21, 2012 (inception) to December 31, 2012. Adjusted EBITDA for the year ended December 31, 2013 was $44.2 million, compared to $5.7 million for the period from February 21, 2012 (inception) to December 31, 2012. Please refer to Table 1 below for the reconciliation of GAAP and non-GAAP financial measures.

LIQUIDITY AND CAPITAL EXPENDITURES

The Company's cash and cash equivalents balance as of December 31, 2013 increased to $45.5 million from $0.4 million as of September 30, 2013. Total long-term debt was $122.2 million as of December 31, 2013, consisting of $121.3 million of the 14.5% Senior Secured Notes due 2017 (the "Notes") and $0.9 million of other long-term debt. In February 2014, the Company issued a new series of membership interest, the Senior Mandatorily Redeemable Financial Interests (“SMRF Interests”), in exchange for $30.0 million, which  was used to redeem all of the Company’s outstanding Series A Units.   In February 2014, the Company redeemed all of its 600,000 Series A Units, with a face value of $29,994,000 plus accrued interest of $8.6 million, in exchange for an amount equal to $30.0 million less all related fees and expenses incurred by the Company.

Capital expenditures for the year ended December 31, 2013 amounted to $68.5 million, including $9.2 million of accrued but unpaid capital expenditures as of December 31, 2013. The 2013 capital expenditures primarily relate to the acquisition of a third and fourth hydraulic fracturing fleets and additional fracturing equipment.

GUIDANCE FOR FY 2014

Our current outlook for fiscal year 2014 is for revenue between $275 and $300 million and Adjusted EBITDA between $65 and $75 million.

CONFERENCE CALL

As previously announced, USWS will host a conference call to discuss its fourth quarter and full year 2013 financial results on Friday, March 14, 2014 at 10:00 am CDT. Callers from the U.S. and Canada should dial (888)

EXHIBIT 99.1

645-4404 to access the call. International callers should dial (862) 255-5395. The conference call will also be available live via the internet. To access the webcast, go to http://www.infiniteconferencing.com/join  and enter the participant code 91488755.

A telephonic replay of the conference call will be accessible at www.uswellservices.com under "Investor Relations” beginning Monday, March 17, 2014.

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures

Below is a reconciliation of net income (loss) as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP financial measure) as required under Regulation G of the Securities Exchange Act of 1934.

					Period from
	Three months ended			Year ended	February 21, 2012 to
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
In millions	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$14.4	$12.2	$5.1	$44.2	$5.7
Interest expense, net	(5.5)	(4.3)	(4.1)	(17.9)	(17.0)
Depreciation and amortization	(4.1)	(3.5)	(2.7)	(13.4)	(6.2)
Unit-based compensation	(3.9)	-	-	(4.0)	(0.3)
Litigation settlement and related legal expenses	0.1	(0.2)	(0.1)	(2.9)	(0.1)
Net income (loss)	$1.0	$4.2	$(1.8)	$6.0	$(17.9)

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, USWS believes Adjusted EBITDA is a useful supplemental financial measure used by its management and Board of Managers and by external users of its financial statements, such as investors, to assess:

"	The financial performance of its assets without regard to financing methods, capital structure or historical cost basis;
"	The ability of its assets to generate cash sufficient to pay interest on its indebtedness; and
"	Its operating performance and return on invested capital as compared to those of other companies in the well servicing industry, without regard to financing methods and capital structure.

Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

"	Adjusted EBITDA does not reflect the Company's current or future requirements for capital expenditures or capital commitments;
"	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, the Company's debt;
"

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

"	Other companies in the Company's industry may calculate Adjusted EBITDA differently than USWS does, limiting its usefulness as a comparative measure.

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Condensed Consolidated Statements of Operations:

	Three Months Ended			Year ended	Period from
	December 31,	September 30,	December 31,	December 31,	February 21, 2012 to
	2013	2013	2012	2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$51,221,031	$48,037,776	$21,529,572	$174,312,102	$52,134,830
Costs and expenses:
Cost of services	37,491,592	34,505,913	15,663,994	127,723,228	43,008,477
Depreciation and amortization	4,123,983	3,536,235	2,691,854	13,379,692	6,310,943
Selling, general and administrative expenses	2,983,687	1,497,468	870,743	9,389,378	3,783,989
Income from operations	6,621,769	8,498,159	2,302,981	23,819,804	(968,579)
Interest expense, net	(5,453,440)	(4,324,126)	(4,145,706)	(17,934,335)	(16,960,349)
Other income (expense)	(123,771)	41,635	-	145,746	-
Income (loss) before income taxes	1,044,558	4,215,668	(1,842,725)	6,031,215	(17,928,928)
Income tax expense	-	-	-	-	-
Net income (loss)	$1,044,558	$4,215,668	$(1,842,725)	$6,031,215	$(17,928,928)

Condensed Consolidated Balance Sheets:

	December 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,450,318	$11,811,715
Restricted cash	-	166,205
Accounts receivable	26,048,354	8,010,321
Inventory	3,859,163	3,355,213
Prepaids and other current assets	1,508,272	1,154,672
Total current assets	76,866,107	24,498,126
Property and equipment, net	116,919,464	61,780,627
Deferred financing costs	6,395,472	4,723,049
TOTAL ASSETS	$200,181,043	$91,001,802

LIABILITIES, MEZZANINE EQUITY & MEMBERS' EQUITY
Current liabilities:
Accounts payable	$15,837,341	$3,290,358
Accrued liabilities	9,948,785	1,859,152
Accrued interest	6,880,069	3,657,984
Current portion of long-term debt	482,806	415,070
Total current liabilities	33,149,001	9,222,564
Long-Term Debt	122,201,688	65,484,582
Redeemable Series A Units, 600,000 units authorized, issued and outstanding	29,994,000	29,994,000
Accrued interest, non-current	7,938,917	3,461,260
TOTAL LIABILITIES	193,283,606	108,162,406

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Commitments and Contingencies
MEZZANINE EQUITY:
Redeemable Series E Units, 663,195 units subscribed; redemption value $14 million plus accrued and unpaid dividends at December 31, 2013	14,374,111	-
MEMBERS' EQUITY:
Members' interest	4,795,150	768,324
Accumulated deficit	(12,271,824)	(17,928,928)
Total Members' Equity	(7,476,674)	(17,160,604)
TOTAL LIABILITIES, MEZZANINE EQUITY & MEMBERS' EQUITY	$200,181,043	$91,001,802

Condensed Consolidated Cash Flow Data:

	December 31, 2013	December 31, 2012
	(unaudited)
Net cash provided by (used in) operating activities	$25,521,720	$(3,835,487)
Net cash used in investing activities	(59,317,208)	(66,055,460)
Net cash provided by financing activities	67,434,091	81,702,662
Net increase (decrease) in cash and cash equivalents	33,638,603	11,811,715
Cash and cash equivalents, beginning of period	11,811,715	-
Cash and cash equivalents, end of period	$45,450,318	$11,811,715

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on USWS's current expectations, estimates and projections about USWS, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding anticipated financial and operational results in future periods. No assurance can be given that such expectations, estimates or projections will prove to be correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to risks relating to economic conditions; fulfillment of USWS's existing customer contracts and initiation of additional service contracts;  changes in the demand for or the price of oil and natural gas; deployment of new and unproven technology; competition in the oil and gas industry; costs and availability of raw materials and specialized equipment; availability of funding for USWS's capital expenditures; loss of key executives; maintaining skilled workforce; compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; and effects of climate change.

Because such statements involve risks and uncertainties, many of which are outside of USWS's control, USWS's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect USWS's business, results of operations and financial position are discussed in its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its other reports filed with the Securities and Exchange Commission. Unless otherwise required by law, USWS also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that USWS files periodically with the Securities and Exchange Commission.

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About U.S. Well Services, LLC

U.S. Well Services, LLC is a Houston, Texas based oilfield services provider of well stimulation services to the upstream oil and gas industry. The Company currently performs services in the Marcellus and Utica shale regions in Ohio, West Virginia and Pennsylvania under contract and on the spot market.

Additional information on U.S. Well Services, LLC is available on the Company's website at www.uswellservices.com.